UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 17, 2018

Transportation and Logistics Systems, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-34970	26-3106763
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2833 Exchange Court, Suite A

West Palm Beach, Florida 33409

(Address of Principal Executive Offices)

(561) 801-9188

(Issuer’s telephone number)

PetroTerra Corp.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or ByLaws; Change in Fiscal Year.

On July 16, 2018, PetroTerra Corp. (the “Company”) filed a Certificate of Amendment to the Amended and Restated Articles of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Nevada to (1) change the name of the Company from PetroTerra Corp. to Transportation and Logistics Systems, Inc., (2) authorize an increase of the shares of the preferred stock to 10,000,000 shares, par value $0.001 per share and (3) effect a 1-for-250 reverse stock split (the “Reverse Stock Split”) with respect to the outstanding shares of the Company’s common stock. The Certificate of Amendment became effective on July 17, 2018.

The corporate name change, increase of authorized shares of preferred stock and Reverse Stock Split were previously approved by the sole director and the majority of stockholders of the Company. The corporate name change and the Reverse Stock Split were deemed effective at the open of business on July 18, 2018. The Reverse Stock Split will not affect the total number of shares of common stock that the Company is authorized to issue, which is 500,000,000 shares. The Reverse Stock Split will also not affect the total number of shares of preferred stock that the Company is authorized to issue, which is 10,000,000 shares. Fractional shares resulting from the Reverse Stock Split will be rounded up to the next whole number.

The Company’s common stock will trade under the stock symbol “PTRAD” for the next 20 business days. After the 20 business days, the Company’s stock symbol will change to “TLSS.”

The Certificate of Amendment is filed herewith as Exhibit 3.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to Amended and Restated Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 23, 2018

TRANSPORTATION AND LOGISTICS SYSTEMS, INC.

By:	/s/ Steven Yariv
Name:	Steven Yariv
Title:	Chief Executive Officer